Exhibit 10.3

WARRANT AGREEMENT

between

EXTRACTION OIL & GAS, INC.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Warrant Agent

Dated as of January 20, 2021

Tranche A Warrants to Purchase Common Stock

EXHIBITS
Exhibit A	Form of Tranche A Warrant Certificate

WARRANT AGREEMENT

This Warrant Agreement (as may be supplemented, amended or amended and restated pursuant to the applicable provisions hereof, this “Agreement”), dated as of January 20, 2021, between Extraction Oil & Gas, Inc., a Delaware corporation (and any Successor Company (as defined below) that becomes successor to the Company in accordance with Section 15) (the “Company”) and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Warrant Agent,” which term includes any successor thereto permitted under this Agreement). Capitalized terms that are used in this Agreement shall have the meanings set forth in Section 1 hereof.
WITNESSETH THAT:

WHEREAS, pursuant to the terms and conditions of the Sixth Amended Joint Plan of Reorganization of Extraction Oil & Gas, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, Docket No. 1505 of Case No. 20-11548 (CSS) (as amended from time to time, the “Plan”) relating to a reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Company proposes to issue and deliver Warrants (as defined below) to purchase up to an aggregate of 2,907,845 shares of its Common Stock (as defined below), subject to adjustment as provided herein, and the Warrant Certificates (as defined below) evidencing such Warrants;

WHEREAS, each Warrant shall entitle the registered owner thereof to purchase one (1) share of the Common Stock, subject to adjustment as provided herein;

WHEREAS, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are being issued in an offering in reliance on the exemption from the registration requirements of the Securities Act (as defined below) afforded by Section 1145 of the Bankruptcy Code, and of any applicable state securities or “blue sky” laws; and

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, transfer, substitution and exercise of Warrants.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Company and the Warrant Agent agree as follows:

1.Definitions.

“Action” has the meaning set forth in Section 11.2(c).

“Adjustment Events” has the meaning set forth in Section 5.1.
“Affiliate” of any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.4(b).

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of, or exercise of any Warrants evidenced by, any Global Warrant Certificate, the rules and procedures of the Depositary that apply to such transfer, exchange or exercise.

“Appropriate Officer” means (i) the Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Treasurer or Secretary or any Vice President of the Company or (ii) any other person designated as such by the Board of Directors from time to time.

“Bankruptcy Code” has the meaning set forth in the recitals hereto.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday in the State of New York or a day on which banking institutions and trust companies in the state in which the Corporate Agency Office is located are authorized or obligated by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

“Common Stock” means, subject to the provisions of Section 5.1(f), the common stock, par value $0.01 per share, of the Company.

“Company” means the company identified in the preamble hereto.

“Company Order” means a written request or order signed in the name of the Company by an Appropriate Officer and delivered to the Warrant Agent.

“Constituent Person” has the meaning set forth in Section 5.1(f)(i)(A).

“Corporate Agency Office” has the meaning set forth in Section 8.

“Countersigning Agent” means any Person authorized by the Warrant Agent to act on behalf of the Warrant Agent to countersign Warrant Certificates.

“Current Market Price” means on any date:

(i) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is listed or admitted to trading on any U.S. national securities exchange or traded and quoted in the over-the-counter market in the United States:

(A) for the purpose of any computation under this Agreement (except under Section 5.2), the average of the Quoted Prices for the 30 consecutive Trading Days ending on such date or, if such date is not a Trading Day, on the next preceding Trading Day; or

(B) for the purposes of any computation under Section 5.2, the Quoted Price for such date or, if such date is not a Trading Day, for the next preceding Trading Day; or

(ii) if the reference is to the per share price of Common Stock on any date herein specified and if on such date the Common Stock is not listed or admitted to trading on any U.S. national securities exchange or traded and quoted in the over-the-counter market in the United States, the amount which a willing buyer would pay a willing seller in an arm’s length transaction on such date (neither being under any compulsion to buy or sell) for one (1) share of the Common Stock as determined as of such date by the Treasurer, Chief Financial Officer or Chief Accounting Officer of the Company in good faith, whose determination shall be final and conclusive and evidenced by a certificate of such officer delivered to the Warrant Agent.

For the avoidance of doubt, no appraisal of any Person or third-party (other than the Treasurer, Chief Financial Officer or Chief Accounting Officer of the Company as further described in clause (ii)) above shall be permitted or required to determine the Current Market Price.

“Definitive Warrant Certificate” means a Warrant Certificate registered in the name of the Holder thereof that does not bear the Global Warrant Legend and that does not have a “Schedule of Decreases in Warrants” attached thereto.

“Depositary” means DTC and its successors as depositary hereunder.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case, as amended from time to time.

“Exercise Date” has the meaning set forth in Section 3.2(f).

“Exercise Form” has the meaning set forth in Section 3.2(c).

“Exercise Period” means the period from and including the Original Issue Date to and including the Expiration Date.

“Exercise Price” means the exercise price per share of Common Stock, initially set at $107.64, subject to adjustment as provided in Section 5.1.

“Expiration Date” means the earlier to occur of (i) the Scheduled Expiration Date and (ii) a Winding Up.

“Funds” has the meaning set forth in Section 3.3.

“Global Warrant Certificate” means a Warrant Certificate deposited with or on behalf of and registered in the name of the Depositary or its nominee, that bears the Global Warrant Legend and that has the “Schedule of Decreases in Warrants” attached thereto.

“Global Warrant Legend” means the legend set forth in Section 2.4(a).

“Holder” means any Person in whose name at the time any Warrant Certificate is registered upon the Warrant Register and, when used with respect to any Warrant Certificate, the Person in whose name such Warrant Certificate is registered in the Warrant Register.

“Non-Surviving Transaction” has the meaning set forth in Section 5.1(f).

“Original Issue Date” means January 20, 2021, the date on which Warrants are originally issued under this Agreement.

“outstanding” when used with respect to any Warrants, means, as of the time of determination, all Warrants theretofore originally issued under this Agreement, as adjusted pursuant to Section 5.1, except (i) Warrants that have been exercised pursuant to Section 3.2(a), (ii) Warrants that have expired, terminated or become void pursuant to Section 3.2(b) or Section 4 and (iii) Warrants that have otherwise been acquired by the Company; provided, however, that in determining whether the Holders of the requisite amount of the outstanding Warrants have given any request, demand, authorization, direction, notice, consent or waiver under the provisions of this Agreement, Warrants held directly or beneficially by the Company or any Subsidiary of the Company or any of their respective employees shall be disregarded and deemed not to be outstanding.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, association, joint-stock company, business trust or any other entity, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” has the meaning set forth in the recitals hereto.

“Quoted Price” means, on any Trading Day, with respect to the Common Stock, the VWAP of the Common Stock on such Trading Day on the principal U.S. national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any U.S. national securities exchange, the average of the closing bid and asked prices in the over-the-counter market in the United States as furnished by any New York Stock Exchange member firm that shall be selected from time to time by the Company for that purpose.

“Recipient” has the meaning set forth in Section 3.2(e).

“Required Warrant Holders” means Holders of Warrant Certificates evidencing a majority of the then-outstanding Warrants.

“Scheduled Expiration Date” means January 20, 2025 (the fourth (4th) anniversary of the Original Issue Date) or, if not a Business Day, then the next Business Day thereafter.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means a Person more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock, shares or other equity interests (including partnership interests) which ordinarily have voting power for the election of directors, managers, general partners or trustees, whether at all times or only so long as no senior class of stock, shares or other equity interests (including partnership interests) have such voting power by reason of any contingency.

“Substituted Securities” has the meaning set forth in Section 5.1(f)(i)(A).

“Successor Company” has the meaning set forth in Section 15.

“Surviving Transaction” has the meaning set forth in Section 5.1(f).

“Trading Day” means a day on which trading in the Common Stock (or other applicable security) generally occurs on the principal exchange or market on which the Common Stock (or other applicable security) is then listed or traded; provided that if the Common Stock (or other applicable security) are not so listed or traded, “Trading Day” means a Business Day.

“Transaction” has the meaning set forth in Section 5.1(f).

“VWAP” means the volume-weighted average price for trading hours of the regular trading session (including any extensions thereof), determined without regard to pre-open or after-hours trading or any other trading outside of the trading hours of the regular trading session (including any extensions thereof).

“Warrant Agent” has the meaning set forth in the preamble hereto.

“Warrant Certificates” means those certain warrant certificates evidencing the Warrants, substantially in the form set forth in Exhibit A attached hereto, which, for the avoidance of doubt, are either Global Warrant Certificates or Definitive Warrant Certificates.

“Warrant Register” has the meaning set forth in Section 8.

“Warrants” means those certain warrants to purchase initially up to an aggregate of 2,907,845 shares of Common Stock at the Exercise Price, subject to adjustment pursuant to Section 5, issued hereunder.

“Winding Up” has the meaning set forth in Section 4.

2.Warrant Certificates.

2.1    Original Issuance of Warrants.

(a)    On the Original Issue Date, one or more Global Warrant Certificates evidencing the Warrants shall be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall, upon receipt of a Company Order and at the direction of the Company set forth therein, countersign (by manual or electronic signature) and deliver such Global Warrant Certificates for original issuance to the Depositary, or its custodian, for crediting to the accounts of its participants for the benefit of the holders of beneficial interests in the Warrants on the Original Issue Date pursuant to the Applicable Procedures of the Depositary on the Original Issue Date.

(b)    Except as set forth in Section 2.4, Section 3.2(d), Section 6 and Section 8, the Global Warrant Certificates delivered to the Depositary (or a nominee thereof) on the Original Issue Date shall be the only Warrant Certificates issued or outstanding under this Agreement.

(c)    Each Warrant Certificate shall evidence the number of Warrants specified therein, and each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one (1) share of Common Stock, subject to adjustment as provided in Section 5.

2.2    Form of Warrant Certificates.

The Warrant Certificates evidencing the Warrants shall be in registered form only and substantially in the form set forth in Exhibit A hereto, shall be dated the date on which countersigned by the Warrant Agent, shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon (which does not impact the Warrant Agent’s rights, duties or immunities) as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to usage.

2.3    Execution and Delivery of Warrant Certificates.

(a)    Warrant Certificates evidencing the Warrants which may be countersigned and delivered under this Agreement are limited to Warrant Certificates evidencing 2,907,845 Warrants except for Warrant Certificates countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, one or more previously countersigned Warrant Certificates pursuant to Section 2.4, Section 3.2(d), Section 6 and Section 8.

(b)    The Warrant Agent is hereby authorized to countersign (by manual or electronic signature) and deliver Warrant Certificates as required by Section 2.1 or by Section 2.4, Section 3.2(d), Section 6 or Section 8.

(c)    The Warrant Certificates shall be executed in the corporate name and on behalf of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any one of the Vice Presidents of the Company under corporate seal reproduced thereon (if the Company has a corporate seal) and attested to by the Secretary or one of the Assistant Secretaries of the Company, either manually or by electronic signature printed thereon. The Warrant Certificates shall be countersigned, either by manual or electronic signature, by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company, and any Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Agreement any such person was not such officer.

2.4    Global Warrant Certificates.

(a)    Any Global Warrant Certificate shall bear the legend substantially in the form set forth in Exhibit A hereto (the “Global Warrant Legend”).

(b)    So long as a Global Warrant Certificate is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Agreement with respect to the Warrants evidenced by such Global Warrant Certificate held on their behalf by the Depositary or its custodian, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Warrants, and as the sole Holder of such Warrant Certificate, for all purposes. Accordingly, any such Agent Member’s beneficial interest in such Warrants will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and neither the Company nor the Warrant Agent shall have any responsibility or liability with respect to such records maintained by the Depositary or its nominee or its Agent Members. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(c)    Any holder of a beneficial interest in Warrants evidenced by a Global Warrant Certificate registered in the name of the Depositary or its nominee shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in the Warrants evidenced by such Global Warrant Certificate may be effected only through a book-entry system maintained by the Depositary as the Holder of such Global Warrant Certificate (or its agent), and that ownership of a beneficial interest in Warrants evidenced thereby shall be reflected solely in such book-entry form.

(d)    Transfers of a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be limited to transfers in whole, and not in part, to the Depositary, its successors, and their respective nominees except as set forth in Section 2.4(e). Interests of beneficial owners in a Global Warrant Certificate registered in the name of the Depositary or its nominee shall be transferred in accordance with the Applicable Procedures of the Depositary.

(e)    A Global Warrant Certificate registered in the name of the Depositary or its nominee shall be exchanged for Definitive Warrant Certificates only if the Depositary (i) has notified the Company that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. In any such event, each Global Warrant Certificate registered in the name of the Depositary or its nominee shall be surrendered to the Warrant Agent for cancellation in accordance with Section 3.5, and the Company shall execute, and the Warrant Agent shall countersign and deliver, upon the Company’s instruction, to each beneficial owner identified by the Depositary, in exchange for such beneficial owner’s beneficial interest in such Global Warrant Certificate, Definitive Warrant Certificates evidencing, in the aggregate, the number of Warrants theretofore represented by such Global Warrant Certificate with respect to such beneficial owner’s respective beneficial interest. Any Definitive Warrant Certificate delivered in exchange for an interest in a Global Warrant Certificate pursuant to this Section 2.4(e) shall not bear the Global Warrant Legend. Interests in any Global Warrant Certificate may not be exchanged for Definitive Warrant Certificates other than as provided in this Section 2.4(e).

(f)    The holder of a Global Warrant Certificate registered in the name of the Depositary or its nominee may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder of a Warrant Certificate is entitled to take under this Agreement or such Global Warrant Certificate.

(g)    Each Global Warrant Certificate will evidence such of the outstanding Warrants as will be specified therein and each shall provide that it evidences the aggregate number of outstanding Warrants from time to time endorsed thereon and that the aggregate number of outstanding Warrants evidenced thereby may from time to time be reduced, to reflect exercises or expirations. Any endorsement of a Global Warrant Certificate to reflect the amount of any decrease in the aggregate number of outstanding Warrants evidenced thereby will be made by the Warrant Agent (i) in the case of an exercise, in accordance with the Applicable Procedures as required by Section 3.2(c) or (ii) in the case of an expiration, in accordance with Section 3.2(b).

(h)    The Company initially appoints DTC to act as Depositary with respect to the Global Warrant Certificates.

(i)    Every Warrant Certificate authenticated and delivered in exchange for, or in lieu of, a Global Warrant Certificate or any portion thereof, pursuant to this Section 2.4 or Section 8 or Section 10, shall be authenticated and delivered in the form of, and shall be, a Global Warrant Certificate, and a Global Warrant Certificate may not be exchanged for a Definitive Warrant Certificate, in each case, other than as provided in Section 2.4(e). Whenever any provision herein refers to issuance by the Company and countersignature and delivery by the Warrant Agent of a new Warrant Certificate in exchange for the portion of a surrendered Warrant Certificate that has not been exercised, in lieu of the surrender of any Global Warrant Certificate and the issuance, countersignature and delivery of a new Global Warrant Certificate in exchange therefor, the Warrant Agent, on the Company’s instruction, may endorse such Global Warrant Certificate to reflect a reduction in the number of Warrants evidenced thereby in the amount of Warrants so evidenced that have been so exercised.

(j)    Beneficial interests in any Global Warrant Certificate may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Warrant Certificate in accordance with the Applicable Procedures.

(k)    At such time as all Warrants evidenced by a particular Global Warrant Certificate have been exercised or expired, terminated or become void in whole and not in part, such Global Warrant Certificate shall, if not in custody of the Warrant Agent, be surrendered to or retained by the Warrant Agent for cancellation in accordance with Section 3.5.

3.Exercise and Expiration of Warrants.

3.1    Right to Acquire Common Stock Upon Exercise. Each Warrant Certificate duly issued by the Company shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions thereof and of this Agreement, to acquire from the Company, for each Warrant evidenced thereby, one (1) share of Common Stock at the Exercise Price, subject to adjustment as provided in this Agreement. The Exercise Price, and the number of shares of Common Stock obtainable upon exercise of each Warrant, shall be adjusted from time to time as required by Section 5.1.

3.2    Exercise and Expiration of Warrants.

(a)    Exercise of Warrants. Subject to and upon compliance with the terms and conditions set forth herein, a Holder of a Warrant Certificate may exercise all or any whole number of the Warrants evidenced thereby, on any Business Day from and after the Original Issue Date until 5:00 p.m., New York time, on the Expiration Date, for the shares of Common Stock obtainable thereunder.

(b)    Expiration of Warrants. The Warrants, to the extent not exercised prior thereto, shall automatically expire, terminate and become void as of 5:00 p.m., New York time, on the Expiration Date. No further action of any Person (including by, or on behalf of, any Holder, the Company, or the Warrant Agent) shall be required to effectuate the expiration of Warrants pursuant to this Section 3.2(b).

(c)    Method of Exercise. In order for a Holder to exercise all or any of the Warrants represented by a Warrant Certificate, the Holder thereof must (i) (x) in the case of a Global Warrant Certificate, deliver to the Warrant Agent an exercise form for the election to exercise such Warrants substantially in the form set forth in Exhibit A hereto (an “Exercise Form”), setting forth the number of Warrants being exercised and otherwise properly completed and duly executed by the Holder thereof and deliver such Warrants by book-entry transfer through the facilities of the Depositary to the Warrant Agent in accordance with the Applicable Procedures and otherwise comply with the Applicable Procedures in respect of the exercise of such Warrants or (y) in the case of a Definitive Warrant Certificate, at the Corporate Agency Office, (I) deliver to the Warrant Agent an Exercise Form, setting forth the number of Warrants being exercised and otherwise properly completed and duly executed by the Holder thereof as well as any such other necessary information the Warrant Agent may reasonably require, and (II) surrender to the Warrant Agent the Definitive Warrant Certificate evidencing such Warrants; and (ii) pay to the Warrant Agent an amount equal to all taxes required to be paid by the Holder, if any, pursuant to Section 3.4 prior to, or concurrently with, exercise of such Warrants by wire transfer in immediately available funds, to the account (No. 4964982573; ABA No. 121000248; Reference: Extraction Oil & Gas, Inc.; Attention: Chief Accounting Officer) of the Company at the Warrant Agent or such other account as the Warrant Agent shall have given notice to the Company and such Holder in accordance with Section 11.1(b). For the avoidance of doubt, any exercise of any Warrant shall be “net share settled” pursuant to a cashless exercise as described in Section 3.7.

(d)    Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised, (i) in the case of exercise of Warrants evidenced by a Global Warrant Certificate, the Warrant Agent shall cause the custodian of DTC to endorse the “Schedule of Decreases in Warrants” attached to such Global Warrant Certificate to reflect the Warrants being exercised and (ii) in the case of exercise of Warrants evidenced by a Definitive Warrant Certificate, such Definitive Warrant Certificate shall be surrendered and a new Definitive Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company. The Warrant Agent shall countersign the new Definitive Warrant Certificate, registered in such name or names, subject to the provisions of Section 8 regarding registration of transfer and payment of governmental charges in respect thereof, as may be directed in writing by the Holder, and shall deliver the new Definitive Warrant Certificate to the Person or Persons in whose name such new Definitive Warrant Certificate is so registered. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Definitive Warrant Certificates duly executed on behalf of the Company for such purpose.

(e)    Issuance of Common Stock. Upon due exercise of Warrants evidenced by any Warrant Certificate in conformity with the foregoing provisions of Section 3.2(c), the Warrant Agent shall, when actions specified in Section 3.2(c)(i) have been effected and any payment specified in Section 3.2(c)(ii) is received, deliver to the Company the Exercise Form received pursuant to Section 3.2(c)(i), deliver or deposit any funds, in accordance with Section 3.3, received as instructed in writing by the Company and advise the Company by telephone at the end of such day of the amount of funds so deposited to its account. The Company shall thereupon, as promptly as practicable, and in any event within two (2) Business Days after the Exercise Date referred to below, (i) determine the number of shares of Common Stock issuable pursuant to exercise of such Warrants pursuant to Section 3.7 and (ii) (x) in the case of exercise of Warrants evidenced by a Global Warrant Certificate, deliver or cause to be delivered to the Recipient (as defined below) in accordance with the Applicable Procedures shares of Common Stock in book-entry form to be so held through the facilities of DTC in an amount equal to, or, if the Common Stock may not then be held in book-entry form through the facilities of DTC, duly executed certificates representing, or (y) in the case of exercise of Warrants evidenced by Definitive Warrant Certificates, execute or cause to be executed and deliver or cause to be delivered to the Recipient (as defined below) a certificate or certificates representing, in case of (x) and (y), the aggregate number of shares of Common Stock issuable upon such exercise (based upon the aggregate number of Warrants so exercised), as so determined, together with an amount in cash in lieu of any fractional share(s), if the Company so elects pursuant to Section 5.2. The shares of Common Stock in book-entry form or certificate or certificates representing shares of Common Stock so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the applicable Exercise Form and shall be registered or otherwise placed in the name of, and delivered to, the Holder or, subject to Section 3.4, such other Person as shall be designated by the Holder in such Exercise Form (the Holder or such other Person being referred to herein as the “Recipient”).

(f)    Time of Exercise. Each exercise of a Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which each of the requirements for exercise of such Warrant specified in Section 3.2(c) has been duly satisfied (the “Exercise Date”). At such time, shares of Common Stock in book-entry form or the certificates for the shares of Common Stock issuable upon such exercise as provided in Section 3.2(e) shall be deemed to have been issued and, for all purposes of this Agreement, the Recipient shall, as between such Person and the Company, be deemed to be and entitled to all rights of the holder or record of such Common Stock.

3.3    Application of Funds upon Exercise of Warrants. All funds received by the Warrant Agent under this Agreement that are to be distributed or applied by the Warrant Agent in the performance of services (the “Funds”) shall be held by the Warrant Agent in its name as agent for the Company. Until paid pursuant to the terms of this Agreement, the Warrant Agent will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party. The Warrant Agent shall forward funds received for Warrant exercises in a given month by the fifth (5th) Business Day of the following month by wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

3.4    Payment of Taxes. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants pursuant hereto. The Company or the Warrant Agent shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of shares of Common Stock in book-entry form or any certificates for shares of Common Stock or payment of cash or other property to any Recipient other than, in the case of the Company, the Holder of the Warrant Certificate evidencing the exercised Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any shares of Common Stock in book-entry form or any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company or (b) it has been established to the Company’s or Warrant Agent’s satisfaction that any such tax or other charge that is or may become due has been paid.

3.5    Cancellation of Warrant Certificates. Any Definitive Warrant Certificate surrendered for exercise shall, if surrendered to the Company, be delivered to the Warrant Agent. All Warrant Certificates surrendered or delivered to or received by the Warrant Agent for cancellation pursuant to this Section 3.5 or Section 2.4(e) or Section 2.4(j) shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy any such cancelled Warrant Certificates and deliver its certificate of destruction to the Company, unless the Company shall otherwise direct in writing.

3.6    Shares Issuable. The number of shares of Common Stock “obtainable upon exercise” of Warrants at any time shall be the number of shares of Common Stock into which such Warrants are then exercisable. The Company will confirm the number of shares obtainable upon exercise if so requested by the Warrant Agent. The number of shares of Common Stock “into which each Warrant is exercisable” shall be one (1) share, subject to adjustment as provided in Section 5.1.

3.7    Cashless Exercise. Notwithstanding any provisions herein to the contrary, upon exercise of any Warrants the Company shall issue to the Holder a number of shares of Common Stock with respect to the Warrants being exercised computed using the following formula:

X = (Y (A-B)) ÷ A

Where X =	the number of shares of Common Stock to be issued to the Holder in respect of the Warrants being exercised;

Y =	the number of shares of Common Stock into which the Warrants being exercised by the Holder are exercisable (on the Exercise Date);

A =	the Current Market Price of one (1) share of Common Stock (on the Exercise Date); and

B =	the applicable Exercise Price (as adjusted through and including the Exercise Date).

If the foregoing calculation results in a negative number, then no Common Stock shall be issued upon exercise pursuant to this Section 3.

The Company shall calculate and transmit to the Warrant Agent the number of shares of Common Stock to be issued on such exercise, and the Warrant Agent shall have no obligation under this Agreement to calculate, confirm or verify such amount.

3.8    Cost Basis Information. The Company hereby instructs the Warrant Agent to record cost basis for newly issued shares at the time of exercise in accordance with instructions by the Company. If the Company does not provide such cost basis information to the Warrant Agent, as outlined above, then the Warrant Agent will treat those shares issued hereunder as uncovered securities or the equivalent, and each holder of such shares will need to obtain such cost basis information from the Company.

4.     Dissolution, Liquidation or Winding up.

Unless Section 5.1(f) applies, if, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up (a “Winding Up”) of the affairs of the Company, the Company shall give written notice thereof to the Warrant Agent and all Holders in the manner provided in Section 11.1(b) at least ten (10) business days prior to the date on which such Winding Up is expected to become effective or, if earlier, the record date for such Winding Up. Such notice shall also specify the date as of which the holders of record of the shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such Winding Up, on which date (i) each Holder of Warrant Certificates shall receive the securities, money or other property which such Holder would have been entitled to receive had such Holder been the holder of record of the shares of Common Stock into which the Warrants were exercisable immediately prior to such Winding Up (net of the then applicable Exercise Price) and (ii) the rights to exercise the Warrants shall terminate.

Unless Section 5.1(f) applies, in case of any such Winding Up of the Company, the Company shall deposit with the Warrant Agent any funds or other property which the Holders are entitled to receive pursuant to the above paragraph, together with a Company Order as to the distribution thereof. After receipt of such deposit from the Company and after receipt of surrendered Warrant Certificates evidencing Warrants, and any such other necessary information as the Warrant Agent may reasonably require, the Warrant Agent shall make payment in the appropriate amount to such Person or Persons as it may be directed in writing by the Holder surrendering such Warrant Certificate. The Warrant Agent shall not be required to pay interest on any money deposited pursuant to the provisions of this Section 4 except such as it shall agree with the Company to pay thereon. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Section 4 shall be, and are hereby, assigned, transferred and set over to the Warrant Agent in accordance with Section 3.3 hereof; provided, that, moneys, securities or other property need not be segregated from other funds, securities or other property held by the Warrant Agent except to the extent required by law.

5.    Adjustments.

5.1    Adjustments. In order to prevent dilution of the rights granted under the Warrants and to grant the Holders certain additional rights, the Exercise Price shall be subject to adjustment from time to time only as specifically provided in this Section 5.1 (the “Adjustment Events”) and the number of shares of Common Stock obtainable upon exercise of Warrants shall be subject to adjustment from time to time only as specifically provided in this Section 5.1.

(a) Subdivisions and Combinations. In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding shares of Common Stock into a greater number of shares of Common Stock (other than (x) a subdivision upon a Transaction to which Section 5.1(f) applies or (y) a stock split effected by means of a stock dividend or distribution to which Section 5.1(b) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such subdivision becomes effective shall be proportionately decreased. Conversely, if the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, effect a combination (by any reverse stock split, combination, subdivision or otherwise) of the outstanding shares of Common Stock into a smaller number of shares of Common Stock (other than a combination upon a Transaction to which Section 5.1(f) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date upon which such combination becomes effective shall be proportionately increased. Any adjustment under this Section 5.1(a) shall become effective immediately after the opening of business on the day after the date upon which the subdivision or combination becomes effective.

(b) Common Stock Dividends. In the event the Company shall, at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, make or issue to the holders of its Common Stock a dividend or distribution payable in, or otherwise make or issue a dividend or other distribution on any class of its capital stock payable in, shares of Common Stock (other than a dividend or distribution upon a Transaction to which Section 5.1(f) applies), then and in each such event the Exercise Price in effect at the opening of business on the day after the date for the determination of the holders of shares of Common Stock entitled to receive such dividend or distribution shall be decreased by multiplying such Exercise Price by a fraction (not to be greater than 1):

(i)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination; and

(ii)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding at the close of business on such date for determination plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Any adjustment under this Section 5.1(b) shall become effective immediately after the opening of business on the day after the date the holders of shares of Common Stock receive such dividend or distribution.

(c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a Transaction to which Section 5.1(f) applies) into shares of Common Stock and shares of any other class of stock shall be deemed, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 5.1(a) (and the effective date of such reclassification shall be deemed to be “the date upon which such subdivision becomes effective” or “the date upon which such combination becomes effective,” as applicable, for the purposes and within the meaning of Section 5.1(a)).

(d) Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments to the Exercise Price and the number of shares of Common Stock into which each Warrant is exercisable under this Section 5.1:

(i) Treasury Stock. The dividend or distribution of any issued shares of Common Stock owned or held by or for the account of the Company shall be deemed a dividend or distribution of shares of Common Stock for purposes of Section 5.1(b). The Company shall not make or issue any dividend or distribution on shares of Common Stock held in the treasury of the Company. For the purposes of Section 5.1(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

(ii) When Adjustments Are to be Made. The adjustments required by Section 5.1(a), Section 5.1(b) and Section 5.1(c) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases the Exercise Price immediately prior to the making of such adjustment by at least 1%. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 5.1(a), Section 5.1(b) and Section 5.1(c) and not previously made, would result in such minimum adjustment.

(iii) Fractional Interests. In computing adjustments under Section 5.1, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth (1/1000) of a share.

(e) Adjustment to Shares Obtainable Upon Exercise. Whenever the Exercise Price is adjusted as provided in this Section 5.1, the number of shares of Common Stock into which a Warrant is exercisable shall simultaneously be adjusted by multiplying such number of shares of Common Stock into which a Warrant is exercisable immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment, and the denominator of which shall be the Exercise Price immediately thereafter.

(f) Changes in Common Stock. In case at any time or from time to time after the Original Issue Date while any Warrants remain outstanding and unexpired in whole or in part, the Company shall be a party to or shall otherwise engage in any transaction or series of related transactions constituting: (1) a merger of the Company into, a direct or indirect sale of all of the Company’s equity to, or a consolidation of the Company with, any other Person in which the previously outstanding shares of Common Stock shall be (either directly or upon subsequent liquidation) cancelled, reclassified or converted or changed into or exchanged for securities or other property (including cash) or any combination of the foregoing, or a sale or transfer of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole) (a “Non-Surviving Transaction”), or (2) any merger of another Person into the Company in which the previously outstanding shares of Common Stock shall be cancelled, reclassified or converted or changed into or exchanged for securities of the Company or other property (including cash) or any combination of the foregoing (a “Surviving Transaction”; any Non-Surviving Transaction or Surviving Transaction being herein called a “Transaction”) then:
(i) as a condition to the consummation of such Transaction, the Company shall cause such other Person to execute and deliver to the Warrant Agent a written instrument providing that:

(A)    so long as any Warrant remains outstanding in whole or in part (including after giving effect to the changes specified under clause (B) below), such Warrant, upon the exercise thereof at any time on or after the consummation of such Transaction, shall be exercisable (on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Agreement) into, in lieu of the Common Stock issuable upon such exercise prior to such consummation, only the securities (“Substituted Securities”) that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant was exercisable immediately prior to such Transaction assuming, in the case of any such Transaction, if (as a result of rights of election or otherwise) the kind or amount of securities, cash and other property receivable upon such Transaction is not the same for each share of Common Stock held immediately prior to such Transaction, such holder of Common Stock is a Person that is neither (I) an employee of the Company or of any Subsidiary thereof nor (II) a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“Constituent Person”), or an Affiliate of a Constituent Person; and

(B)    the rights and obligations of such other Person and the Holders in respect of Substituted Securities shall be substantially unchanged to be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Common Stock hereunder as set forth in Section 3.1 hereof;

(ii)    with respect to any Transaction, such written instrument under clause (i) above shall provide for adjustments which, for events subsequent to the effective date of such written instrument shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The above provisions of this Section 5.1(f) shall similarly apply to successive Transactions.

(g) Compliance with Governmental Requirements. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value of any of the shares of Common Stock into which the Warrants are exercisable, the Company will take any corporate action that may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

(h) Optional Tax Adjustment. The Company may at its option, at any time during the term of the Warrants, increase the number of shares of Common Stock into which each Warrant is exercisable, or decrease the Exercise Price, in addition to those changes required by Section 5.1(a), Section 5.1(b) and Section 5.1(c) as deemed advisable by the Board of Directors of the Company, in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

(i) Warrants Deemed Exercisable. For purposes solely of this Section 5, the number of shares of Common Stock which the holder of any Warrant would have been entitled to receive had such Warrant been exercised in full at any time or into which any Warrant was exercisable at any time shall be determined assuming such Warrant was exercisable in full at such time.

(j) Notice of Adjustment. Upon the occurrence of each adjustment of the Exercise Price or the number of shares of Common Stock into which a Warrant is exercisable pursuant to this Section 5.1, the Company at its expense shall promptly:

(i) compute such adjustment in accordance with the terms hereof;

(ii) after such adjustment becomes effective, deliver to all Holders, in accordance with Section 11.1(b) and Section 11.2, a notice setting forth such adjustment and showing in detail the facts upon which such adjustment is based; and

(iii) deliver to the Warrant Agent a certificate of the Treasurer, Chief Financial Officer or Chief Accounting Officer of the Company setting forth the Exercise Price and the number of shares of Common Stock into which each Warrant is exercisable after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made (including a description of the basis on which the Current Market Price of the Common Stock was determined). As provided in Section 10, the Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time at the Corporate Agency Office (as defined below) to any Holder desiring an inspection thereof during reasonable business hours. The Company hereby agrees that it will provide the Holders and the Warrant Agent with reasonable notice of any Adjustment Event set forth in this Section 5.1. The Company further agrees that it will provide to the Holders and Warrant Agent with any new or amended exercise terms. The Warrant Agent shall have no obligation under any Section of this Agreement to determine whether an Adjustment Event has occurred or to calculate any of the adjustments set forth herein.

(k) Statement on Warrant Certificates. Irrespective of any adjustment in the Exercise Price or amount or kind of shares into which the Warrants are exercisable, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price initially applicable or amount or kind of shares initially issuable upon exercise of the Warrants evidenced thereby pursuant to this Agreement.

5.2    Fractional Interest. The Company shall not be required upon the exercise of any Warrant to issue any fractional shares of Common Stock, but may, in lieu of issuing any fractional shares of Common Stock make an adjustment therefore in cash on the basis of the Current Market Price per share of Common Stock on the date of such exercise. If Warrant Certificates evidencing more than one Warrant shall be presented for exercise at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of Warrants so to be exercised. The Holders, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock if such amount of cash is paid in lieu thereof. The Company shall provide an initial funding of one thousand dollars ($1,000) for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, Warrant Agent may request additional funding to cover fractional payments. The Warrant Agent shall have no obligation to make fractional payments unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

5.3    No Other Adjustments. Except in accordance with Section 5.1, the applicable Exercise Price and the number of shares of Common Stock obtainable upon exercise of any Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, including, without limitation:

(i)    upon the issuance of any other securities by the Company on or after the Original Issue Date, whether or not contemplated by the Plan, or upon the issuance of shares of Common Stock upon the exercise of any such securities;

(ii)    upon the issuance of any shares of Common Stock or other securities or any payments pursuant to any management or other equity incentive plan of the Company;

(iii) upon the issuance of any shares of Common Stock pursuant to the exercise of the Warrants; or

        (iv)    upon the issuance of any shares of Common Stock or other securities of the Company in connection with a business acquisition transaction.

6.     Loss or Mutilation.

If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) both (i) there shall be delivered to the Company and the Warrant Agent (A) a claim by a Holder as to the destruction, loss or wrongful taking of any Warrant Certificate of such Holder and a request thereby for a new replacement Warrant Certificate, and (B) such open penalty surety bond and/or indemnity bond as may be required by them to save each of them and any agent of either of them harmless and (ii) such other reasonable requirements as may be imposed by the Company or Warrant Agent as permitted by Section 8‑405 of the Uniform Commercial Code have been satisfied, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a “protected purchaser” within the meaning of Section 8-405 of the Uniform Commercial Code or bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver to the registered Holder of the lost, wrongfully taken, destroyed or mutilated Warrant Certificate, in exchange therefore or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Holder, the new Warrant Certificate so issued shall be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and shall be deemed for purposes of Section 3.2(c)(ii) to have been surrendered for exercise on the date the conditions specified in clauses (A) or (B) of the preceding sentence were first satisfied. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.

Upon the issuance of any new Warrant Certificate under this Section 6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

Every new Warrant Certificate executed and delivered pursuant to this Section 6 in lieu of any lost, wrongfully taken or destroyed Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the allegedly lost, wrongfully taken or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

The provisions of this Section 6 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, wrongfully taken, or destroyed Warrant Certificates.

7.     Reservation and Authorization of Common Stock.

The Company covenants that, for the duration of the Exercise Period, the Company will at all times reserve and keep available, from its authorized and unissued shares of Common Stock solely for issuance and delivery upon the exercise of the Warrants and free of preemptive rights, such number of shares of Common Stock and other securities, cash or property as from time to time shall be issuable upon the exercise in full of all outstanding Warrants for cash. The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock to such number of shares as shall be sufficient to deliver all shares of Common Stock deliverable upon exercise in full of all outstanding Warrants, if at any time the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the exercise in full of all outstanding Warrants. The Company covenants that all shares of Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or as otherwise specified herein). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any U.S. national securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company covenants that all shares of Common Stock will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock is then listed. The Company covenants that the stock certificates, if any, issued to evidence any shares of Common Stock issued upon exercise of Warrants will comply with the Delaware General Corporation Law and any other applicable law.

The Company hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares, to the extent as, and if, required. The Company will supply such transfer agents with duly executed stock certificates for such purposes, to the extent as, and if, required.

The Company hereby represents and warrants to the Holders that the issuance of the Warrants and the issuance of shares of Common Stock upon exercise thereof in accordance with the terms hereof will not constitute a breach of, or a default under, any other material agreements to which the Company is a party on the date hereof.

8.     Warrant Transfer Books.

The Warrant Agent will maintain an office or offices (the “Corporate Agency Office”) in the United States of America, where Warrant Certificates may be surrendered for registration of transfer or exchange and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is 6201 15th Avenue, Brooklyn, New York 11219, Attn: Corporate Actions on the Original Issue Date. The Warrant Agent will give prompt written notice to all Holders of Warrant Certificates of any change in the location of such office.

The Warrants shall be issued in registered form only. The Company shall cause to be kept at the Corporate Agency Office a warrant register (the “Warrant Register”) in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrants and of transfers or exchanges of Warrants as herein provided.

Upon surrender for registration of transfer of any Warrant Certificate at the Corporate Agency Office, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants.

At the option of the Holder, Warrant Certificates may be exchanged at the Corporate Agency Office upon payment of the charges hereinafter provided for other Warrant Certificates evidencing a like aggregate number of Warrants. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the

Warrant Agent shall countersign and deliver, the Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder making the exchange.

All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be: (i) duly endorsed and containing a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, or (ii) be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing, also containing a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association. In addition, in connection with any transfer, the Warrant Agent or the Company may request a written opinion of counsel reasonably acceptable to the Company or the Warrant Agent, as applicable, that such transfer is in compliance with the Securities Act and application state securities or “blue sky” laws. Further, to effect such transfer or exchange, all other necessary information or documentation shall be provided as the Warrant Agent may reasonably request.

No service charge shall be made for any registration of transfer or exchange of Warrants; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates. The Warrant Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made.

The Warrant Agent shall, upon request and at the expense of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall, upon reasonable advance notice, also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may request, such books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours.

The Warrant Agent shall keep copies of this Agreement and any notices given to Holders hereunder available for inspection, upon reasonable advance notice, by the Holders during normal business hours at the Corporate Agency Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

9.     Warrant Holders.

9.1    No Voting or Dividend Rights.

(a)    No Holder of a Warrant Certificate evidencing any Warrant shall have or exercise any rights by virtue hereof as a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions as a holder of Common Stock or to receive notice of, or attend, meetings or any other proceedings of the holders of Common Stock.

(b)    The consent of any Holder of a Warrant Certificate shall not be required with respect to any action or proceeding of the Company.

(c)    Except as provided in Section 4, no Holder of a Warrant Certificate, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant.

(d)    No Holder of a Warrant Certificate shall have any right not expressly conferred hereunder or under, or by applicable law with respect to, the Warrant Certificate held by such Holder.

9.2    Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Holders of the Warrant Certificates, and any Holder of any Warrant Certificate, without the consent of the Warrant Agent or the Holder of any other Warrant Certificate, may, in such Holder’s own behalf and for such Holder’s own benefit, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise such Holder’s Warrants in the manner provided in this Agreement.

9.3    Treatment of Holders of Warrant Certificates. Every Holder, by virtue of accepting a Warrant Certificate, consents and agrees with the Company, with the Warrant Agent and with every subsequent holder of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof shall be affected by any notice to the contrary.

10.    Concerning the Warrant Agent. Sections 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.8 shall survive the expiration of the Warrants and the termination of this Agreement and the resignation, replacement or removal of the Warrant Agent.
10.1    Rights and Duties of the Warrant Agent.

(a)    The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the express terms and conditions set forth in this Agreement and in the Warrant Certificates or as the Company and the Warrant Agent may hereafter agree in writing, by all of which the Company and the Holders of Warrant Certificates, by their acceptance thereof, shall be bound; provided, however, that the terms and conditions contained in the Warrant Certificates are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent in writing.

(b)    The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of (i) the Warrants or the Warrant Certificates (except as to its countersignature thereon), (ii) any securities or other property delivered upon exercise of any Warrant, (iii) the accuracy of the computation of the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, (iv) the correctness of any of the representations of the Company made in such certificates that the Warrant Agent receives; or (v) any of the statements of act or recitals contained in this Agreement. The Warrant Agent shall not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to Section 5 hereof with respect to the kind and amount of shares or other securities or any property issuable to Holders upon the exercise of Warrants required from time to time. The Warrant Agent shall have no duty or responsibility to determine the accuracy or correctness of such calculation or with respect to the methods employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Section 5 hereof, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 5 hereof or to comply with any of the covenants of the Company contained in Section 5 hereof.

(c)    The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

(d)    The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(e)    The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, willful misconduct, fraud or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(f)    The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it absent gross negligence, willful misconduct, fraud or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.

(g)    The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(h)    The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Agreement, including without limitation obligations under applicable regulation or law.

(i)    The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(j)    The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.
(k)    The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing.

(l)    In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company, the holder of any Warrant Certificate or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(m)    Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by an Appropriate Officer and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement, and will be indemnified and held harmless for such reliance, and shall not be held liable in connection with any delay in receiving such statement.

(n)    The Warrant Agent shall have no responsibility to the Company, any Holders of Warrants or any holders of shares of Common Stock for interest or earnings on any moneys held by the Warrant Agent pursuant to this Agreement.

(o)    The Warrant Agent shall not be required to take notice or be deemed to have notice of any event or condition hereunder, including any event or condition that may require action by the Warrant Agent, unless the Warrant Agent shall be specifically notified in writing of such event or condition by the Company, and all notices or other instruments required by this Agreement to be delivered to the Warrant Agent must, in order to be effective, be received by the Warrant Agent as specified in Section 11.1 hereof, and in the absence of such notice so delivered, the Warrant Agent may conclusively assume no such event or condition exists.

10.2    Limitation of Liability.

(a)    The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct, fraud or bad faith (each as determined by a final judgment of a court of competent jurisdiction). Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought. Neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(b)    Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant. The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 5 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock shall, when issued, be valid and fully paid and non-assessable.

10.3    Indemnification.

(a)    The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable and documented fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, however, that such covenant and agreement does not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction). The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.

(b)    Instructions. From time to time, the Company may provide the Warrant Agent with instructions, by Company Order or otherwise, concerning the services performed by the Warrant Agent hereunder. In addition, at any time the Warrant Agent may apply to any officer of the Company for instruction, and may consult with legal counsel for the Warrant Agent or the Company with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company for any action taken, suffered or omitted to be taken by Warrant Agent in reliance upon any Company instructions or upon the advice or opinion of such counsel. Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

10.4    Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it absent gross negligence, willful misconduct, fraud or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in accordance with the opinion or advice of such counsel.

10.5    Compensation and Reimbursement.    The Company agrees to pay the Warrant Agent from time to time compensation for all reasonable fees and expenses relating to its services hereunder as the Company and the Warrant Agent may agree in writing from time to time and to reimburse the Warrant Agent for all of its reasonable expenses and disbursements, including reasonable counsel fees and other disbursements incurred in connection with the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder.

10.6    Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity. Nothing herein shall preclude the Warrant Agent or any Countersigning Agent from acting in any other capacity for the Company or for any other legal entity.

10.7    Resignation and Removal; Appointment of Successor.

(a)    The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own gross negligence, willful misconduct, fraud or bad faith (each as determined by a final judgment of a court of competent jurisdiction)) after giving 30 days’ prior written notice to the Company. The Company may remove the Warrant Agent upon 30 days’ written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the expense of the Company, cause notice to be given in accordance with Section 11.1(b) to the Company of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a Person (other than a natural person) doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as Warrant Agent, and having a combined capital and surplus (together with its Affiliates) of not less than $25,000,000. The combined capital and surplus of such new Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Warrant Agent prior to its appointment; provided, however, such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new Warrant Agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be reasonably necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the reasonable expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file notice thereof with the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section 10.7(a), however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new Warrant Agent as the case may be.

(b)    Any Person into which the Warrant Agent or any new Warrant Agent may be merged, or any Person resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act; provided, however, that such Person would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 10.7(a). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate at such Holder’s last address as shown on the Warrant Register.

10.8    Appointment of Countersigning Agent.

(a)    The Warrant Agent may, but is not required to, appoint a Countersigning Agent or Agents which shall be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates issued upon original issue and upon exchange, registration of transfer or pursuant to Section 6, and Warrant Certificates so countersigned shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. Wherever reference is made in this Agreement to the countersignature and delivery of Warrant Certificates by the Warrant Agent or to Warrant Certificates countersigned by the Warrant Agent, such reference shall be deemed to include countersignature and delivery on behalf of the Warrant Agent by a Countersigning Agent and Warrant Certificates countersigned by a Countersigning Agent. Each Countersigning Agent shall be acceptable to the Company and shall at the time of appointment be a Person (other than a natural person) doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as Countersigning Agent, and having a combined capital and surplus (together with its Affiliates) of not less than $25,000,000. The combined capital and surplus of such new Countersigning Agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such Countersigning Agent prior to its appointment; provided, however, such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority.

(b)    Any Person into which a Countersigning Agent may be merged or any Person resulting from any consolidation to which such Countersigning Agent shall be a party, shall be a successor Countersigning Agent without any further act; provided, that, such Person would be eligible for appointment as a new Countersigning Agent under the provisions of Section 10.8(a), without the execution or filing of any paper or any further act on the part of the Warrant Agent or the Countersigning Agent. Any such successor Countersigning Agent shall promptly cause notice of its succession as Countersigning Agent to be given in accordance with Section 11.1(b) to each Holder of a Warrant Certificate at such Holder’s last address as shown on the Warrant Register.

(c)    A Countersigning Agent may resign at any time by giving 30 days’ prior written notice thereof to the Warrant Agent and to the Company. The Warrant Agent may at any time terminate the agency of a Countersigning Agent by giving 30 days’ prior written notice thereof to such Countersigning Agent and to the Company.

(d)    The Warrant Agent agrees to pay to each Countersigning Agent from time to time reasonable compensation for its services under this Section 10.8 and the Warrant Agent shall be entitled to be reimbursed for such payments, subject to the provisions of Section 10.5.

(e)    Any Countersigning Agent shall have the same rights and immunities as those of the Warrant Agent set forth in this Section 10 and in this Agreement.

11. Notices.

11.1    Notices Generally.

(a)    Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder shall be sufficient for every purpose hereunder if in writing (including telecopy communication) and telecopied, sent via trackable or first-class mail or delivered by hand (including by courier service) as follows:

if to the Company, to:

Extraction Oil & Gas, Inc.
370 17th Street, Suite 5300
Denver, Colorado 80202
Attention: Eric Christ

if to the Warrant Agent, to:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: Corporate Actions

or, in either case, such other address as shall have been set forth in a notice delivered in accordance with this Section 11.1(a).

All such communications shall be effective when sent.

Any Person that telecopies any communication hereunder to any Person shall, on the same date as such telecopy is transmitted, also send, by trackable or first class mail, postage prepaid and addressed to such Person as specified above, an original copy of the communication so transmitted.

(b)    Except as set forth in the last paragraph of this Section 11.1(b), where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, by trackable or first-class mail, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees shall constitute a sufficient notification for every purpose hereunder.

Where this Agreement provides for notice of any event to a Holder of a Global Warrant Certificate, such notice shall be sufficiently given if given to the Depositary (or its designee), pursuant to its Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

11.2    Required Notices to Holders. In the event the Company shall:

(a)    take any action that would result in an adjustment to the Exercise Price and/or the number of shares of Common Stock issuable upon exercise of a Warrant pursuant to Section 5.1;

(b)    consummate any Winding Up; or

(c)    consummate any Transaction (each of (a), (b) or (c), an “Action”);

then, in each such case, the Company shall deliver to the Warrant Agent and, unless the Company has made a filing with the Commission, including pursuant to a Current Report on Form 8-K, which filing discloses such Action, the Company shall deliver (or cause to be delivered ) to each Holder of a Warrant Certificate, in accordance with Section 11.1(b) hereof, a written notice of such Action, including, in the case of an action pursuant to Section 11.2(a), the information required under Section 5.1(j)(ii). Such notice shall be given promptly after taking such Action.

If at any time the Company shall cancel any of the Actions for which notice has been given under this Section 11.2 prior to the consummation thereof, the Company shall give each Holder prompt notice of such cancellation in accordance with Section 11.1(b), unless the Company has made a filing with the Commission, including pursuant to a current report on Form 8-K, which filing discloses the cancellation of such Actions. For the avoidance of doubt, if at any time the Company shall cancel any of the Actions for which notice has been given under this Section 11.2 prior to the consummation thereof, the Company shall give Warrant Agent prompt notice of such cancellation in accordance with Section 11.1(b).

12.    Inspection.

The Warrant Agent shall cause a copy of this Agreement to be available at all reasonable times at the office of the Warrant Agent for inspection by any Holder of any Warrant Certificate. The Warrant Agent may require any such Holder to submit its Warrant Certificate for inspection by the Warrant Agent.

13.    Amendments.

(a)    This Agreement may be amended by the Company and the Warrant Agent with the consent of the Required Warrant Holders.

(b)    Notwithstanding the foregoing, the Company and the Warrant Agent may, without the consent or concurrence of the Holders of the Warrant Certificates, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that (i) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained or (ii) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed, or surrender any rights or powers reserved to or conferred upon the Company in this Agreement; provided, however, that in either case such amendment shall not adversely affect the rights or interests of the Holders of the Warrant Certificates hereunder in any material respect.

(c)    The consent of each Holder of any Warrant Certificate evidencing any warrants affected thereby shall be required for any supplement or amendment to this Agreement or the Warrants that would: (i) increase the Exercise Price or decrease the number of shares of Common Stock receivable upon exercise of Warrants, in each case other than as provided in Section 5.1; (ii) cause the Expiration Date to be changed to an earlier date; or (iii) modify the provisions contained in Section 5.1 in a manner adverse to the Holders of Warrant Certificates generally with respect to their Warrants.

(d)    The Warrant Agent shall join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent’s own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery; provided, that, as a condition precedent to the Warrant Agent’s execution of any amendment to this Agreement, the Company shall deliver to the Warrant Agent a certificate from an Appropriate Officer that states that the proposed amendment is in compliance with the terms of this Section 13. Upon execution and delivery of any amendment pursuant to this Section 13, such amendment shall be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder shall be bound thereby.

(e)    Promptly after the execution by the Company and the Warrant Agent of any such amendment, unless the Company has made a filing with the Commission, including pursuant to a current report on Form 8-K, which filing discloses such adjustment, the Company shall give notice to the Holders of Warrant Certificates, setting forth in general terms the substance of such amendment, in accordance with the provisions of Section 11.1(b). Any failure of the Company to mail such notice or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

14.    Waivers.

The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Warrant Holders, as required pursuant to Section 13.

15.    Successor to Company.

So long as Warrants remain outstanding, the Company will not enter into any Transaction unless the acquirer (a “Successor Company”) shall expressly assume by a supplemental agreement, executed and delivered to the Warrant Agent, in form reasonably satisfactory to the Warrant Agent, the due and punctual performance of every covenant of this Agreement on the part of the Company to be performed and observed and shall have provided for exercise rights in accordance with Section 5.1(f)(i). Upon the consummation of such Transaction, the acquirer shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such acquirer had been named as the Company herein.

16.    Headings.

The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

17.    Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

18.    Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided, that, if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court or governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced; further, provided, that, if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Warrant Agent, the Warrant Agent shall be entitled to resign immediately upon written notice to the Company.

19.    No Redemption.

The Warrants shall not be subject to redemption by the Company or any other Person; provided, that, the Warrants may be acquired by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Agreement.

20.    Persons Benefiting.

This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and the Holders from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, the Warrant Agent and the Holders any rights or remedies under or by reason of this Agreement or any part hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and of the Holders. Each Holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.

21.    Applicable Law.

THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO, INCLUDING THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEABILITY THEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY RULES OR PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION..

22.     Entire Agreement.

This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

23.    Force Majeure.

Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, disruptions in public utilities, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, pandemics, epidemics or civil unrest.

24.    Further Assurances.

The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

25.    Confidentiality.

The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions) or to such party’s advisors (including its attorneys). However, each party may disclose relevant aspects of the other party’s confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

EXTRACTION OIL & GAS, INC., a Delaware corporation

By:	/s/ Tom L. Brock
Name:	Tom L. Brock
Title:	Vice President and Chief Accounting Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:	/s/ Michael Legrigin
Name:	Michael Legrigin
Title:	Senior Vice President

[Signature Page to Warrant Agreement]

EXHIBIT A

[FACE OF TRANCHE A WARRANT CERTIFICATE]1

EXTRACTION OIL & GAS, INC.

WARRANT CERTIFICATE

EVIDENCING

TRANCHE A WARRANTS TO PURCHASE COMMON STOCK

[FACE]

No. [___]         CUSIP No. 30227M 113

[UNLESS THIS GLOBAL TRANCHE A WARRANT CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO EXTRACTION OIL & GAS, INC. (THE “COMPANY”), THE CUSTODIAN OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL TRANCHE A WARRANT CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO THE COMPANY, DTC, THEIR SUCCESSORS AND THEIR RESPECTIVE NOMINEES.]2

1 To be removed in the versions of the Definitive Warrant Certificates printed in multiple copies for use by the Warrant Agent in preparing Definitive Warrants Certificates for issuance and delivery from time to time to holders.
2 Include only on Global Warrant Certificate.

EXTRACTION OIL & GAS, INC.

No. [__]          [__,__,___] Warrants
CUSIP No. 30227M 113

THIS CERTIFIES THAT, for value received, [_______________________], or registered assigns, is the registered owner of the number of Warrants to purchase Common Stock of Extraction Oil & Gas, Inc., a Delaware corporation (the “Company”, which term includes any successor thereto under the Warrant Agreement (as may be supplemented, amended or amended and restated pursuant to the applicable provisions hereof, the “Warrant Agreement”), dated as of January 20, 2021, between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Warrant Agent”, which term includes any successor thereto permitted under the Warrant Agreement)) [specified above or such lesser number as may from time to time be endorsed on the “Schedule of Decreases in Warrants” attached hereto]3, and is entitled, subject to and upon compliance with the provisions hereof and of the Warrant Agreement, at such Holder’s option, at any time when the Warrants evidenced hereby are exercisable, to purchase from the Company one (1) share of Common Stock of the Company for each Warrant evidenced hereby, at the purchase price of $107.64 per share (as adjusted from time to time, the “Exercise Price”), payable in full at the time of purchase, the number of shares of Common Stock into which and the Exercise Price at which each Warrant shall be exercisable each being subject to adjustment as provided in Section 5 of the Warrant Agreement.

All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issuance, be duly and validly issued and fully paid and nonassessable. The Company shall pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on exercise of Warrants. The Company or Warrant Agent shall not be required, however, to pay any tax or other charge imposed in respect of any transfer involved in the issue and delivery of shares of Common Stock in book-entry form or any certificates for shares of Common Stock or payment of cash or other property to any Recipient other than the Holder of the Warrant Certificate evidencing the exercised Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue or deliver any shares of Common Stock in book-entry form or any certificate or pay any cash until (a) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or to the Company, (b) it has been established to the Company’s or Warrant Agent’s satisfaction that any such tax or other charge that is or may become due has been paid or (c) the receipt of any other such information as set forth in the Warrant Agreement.

Each Warrant evidenced hereby may be exercised by the Holder hereof at the Exercise Price then in effect on any Business Day from and after the Original Issue Date until 5:00 p.m., New York time, on the Expiration Date in the Warrant Agreement.

Subject to the provisions hereof and of the Warrant Agreement, the Holder of this Warrant Certificate may exercise all or any whole number of the Warrants evidenced hereby by, in the case of a Global Warrant Certificate, by delivery to the Warrant Agent of the Exercise Form on the reverse hereof, setting forth the number of Warrants being exercised and otherwise properly completed and duly executed by the Holder thereof to the Warrant Agent, and delivering such Warrants by book-entry transfer through the facilities of the Depositary, to the Warrant Agent in accordance with the Applicable Procedures and otherwise complying with the Applicable Procedures in respect of the exercise of such Warrants or, in the case of a Definitive Warrant Certificate, by delivery to the Warrant Agent of the Exercise Form on the reverse hereof, setting forth the number of Warrants being exercised and otherwise properly completed and duly executed by the Holder thereof to the Warrant Agent, and surrendering this Warrant Certificate to the Warrant Agent at its office maintained for such purpose (the “Corporate Agency Office”).

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Warrant Certificate has been countersigned by the Warrant Agent by manual or electronic signature of an authorized officer on behalf of the Warrant Agent, this Warrant Certificate shall not be valid for any purpose and no Warrant evidenced hereby shall be exercisable.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed under its corporate seal.
3 Include only on Global Warrant Certificate.

Dated: [________ __], 20[__]

EXTRACTION OIL & GAS, INC.

[SEAL]		By:
[Title]
ATTEST:

Countersigned:

American Stock Transfer & Trust Company, LLC, as Warrant Agent		[ ]
OR

By:		By:
Authorized Agent			as Countersigning Agent

By:
Authorized Officer

Reverse of Tranche A Warrant Certificate

EXTRACTION OIL & GAS, INC.

TRANCHE A WARRANT CERTIFICATE

EVIDENCING

TRANCHE A WARRANTS TO PURCHASE COMMON STOCK

The Warrants evidenced hereby are one of a duly authorized issue of Warrants of the Company designated as its Tranche A Warrants to Purchase Common Stock (“Warrants”), limited in aggregate number to 2,907,845 issued under and in accordance with the Warrant Agreement, dated as of January 20, 2021 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Warrant Agent”, which term includes any successor thereto permitted under the Warrant Agreement), to which the Warrant Agreement and all amendments thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Warrant Agent, the Holders of Warrant Certificates and the owners of the Warrants evidenced thereby and of the terms upon which the Warrant Certificates are, and are to be, countersigned and delivered. A copy of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent for inspection by the Holder hereof.

The Warrant Agreement provides that, in addition to certain adjustments to the number of shares of Common Stock into which a Warrant is exercisable and the Exercise Price required to be made in certain circumstances, in the case of any Transaction the Company shall cause the other Person involved in such Transaction to execute and deliver to the Warrant Agent a written instrument providing that (i) the Warrants evidenced hereby, if then outstanding, will be exercisable thereafter, during the period the Warrants evidenced hereby shall be exercisable as specified herein, only into the Substituted Securities that would have been receivable upon such Transaction by a holder of the number of shares of Common Stock that would have been issued upon exercise of such Warrant if such Warrant had been exercised in full immediately prior to such Transaction (upon certain assumptions specified in the Warrant Agreement); and (ii) the rights and obligations of the other Person involved in such Transaction and the holders in respect of Substituted Securities shall be substantially unchanged to be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Common Stock.

Except as provided in the Warrant Agreement, all outstanding Warrants shall expire and all rights of the Holders of Warrant Certificates evidencing such Warrants shall automatically terminate and cease to exist, as of 5:00 p.m., New York time, on the Expiration Date. The “Expiration Date” shall mean the earlier to occur of (x) January 20, 2025 (the fourth (4th) anniversary of the Original Issue Date) or, if not a Business Day, then the next Business Day thereafter; (y) the date of consummation of a Transaction to which clause (ii) of Section 5.1(f) of the Warrant Agreement applies; and (z) a Winding Up.

In the event of the exercise of less than all of the Warrants evidenced hereby, a new Warrant Certificate of the same tenor and for the number of Warrants which are not exercised shall be issued by the Company in the name or upon the written order of the Holder of this Warrant Certificate upon the cancellation hereof.

The Warrant Certificates are issuable only in registered form in denominations of whole numbers of Warrants. Upon surrender at the office of the Warrant Agent and payment of the charges specified herein and in the Warrant Agreement, this Warrant Certificate may be exchanged for Warrant Certificates in other authorized denominations or the transfer hereof may be registered in whole or in part in authorized denominations to one or more designated transferees; provided, however, that such other Warrant Certificates issued upon exchange or registration of transfer shall evidence the same aggregate number of Warrants as this Warrant Certificate. The Company shall cause to be kept at the office or offices of the Warrant Agent the Warrant Register in which, subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates. No service charge shall be made for any registration of transfer or exchange of Warrant Certificates; provided, however, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

Prior to due presentment of this Warrant Certificate for registration of transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may treat the Person in whose name this Warrant Certificate is registered as the owner hereof for all purposes, and neither the Company, the Warrant Agent nor any such agent shall be affected by notice to the contrary.

The Warrant Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Warrant Certificates under the Warrant Agreement at any time by the Company and the Warrant Agent with the consent of the Required Warrant Holders.

Until the exercise of any Warrant, subject to the provisions of the Warrant Agreement and except as may be specifically provided for in the Warrant Agreement, (i) no Holder of a Warrant Certificate evidencing any Warrant shall have or exercise any rights by virtue hereof as a holder of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distributions or to receive notice of, or attend meetings of, stockholders or any other proceedings of the Company; (ii) the consent of any such Holder shall not be required with respect to any action or proceeding of the Company; (iii) except as provided with respect to a Winding Up of the Company, no such Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions (except as specifically provided in the Warrant Agreement), paid, allotted or distributed or distributable to the stockholders of the Company prior to or for which the relevant record date preceded the date of the exercise of such Warrant; and (iv) no such Holder shall have any right not expressly conferred by the Warrant or Warrant Certificate held by such Holder.

This Warrant Certificate, each Warrant evidenced thereby and the Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement. In the event of any conflict between this Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

Exercise Form for Tranche A Warrant Certificate

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attention: Corporate Actions

Re: Extraction Oil & Gas, Inc. Warrant Agreement, dated as of January 20, 2021

In accordance with and subject to the terms and conditions hereof and of the Warrant Agreement, the undersigned registered Holder of this Warrant Certificate hereby irrevocably elects to exercise _______________ Warrants evidenced by this Warrant Certificate.

The undersigned requests that the shares of Common Stock issuable upon exercise be in fully registered form in such denominations and registered in such names and delivered, together with any other property receivable upon exercise, in such manner as is specified in the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, (i) if this Warrant Certificate is a Global Warrant Certificate, the Warrant Agent shall endorse the “Schedule of Decreases in Warrants” attached hereto to reflect the Warrants being exercised or (ii) if this Warrant Certificate is a Definitive Warrant Certificate, the undersigned requests that a new Definitive Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:	Name:
(Please Print)
(Insert Social Security or Other Identifying Number of Holder)	Address:

Signature
(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

Signature Guaranteed:

Instructions (i) as to denominations and names of Common Stock issuable upon exercise and as to delivery of such securities and any other property issuable upon exercise and (ii) if applicable, as to Definitive Warrant Certificates evidencing unexercised Warrants:

Assignment

(Form of Assignment To Be Executed If Holder Desires To Transfer Warrant Certificate)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto

Please insert social security or
other identifying number

(Please print name and address including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer said Warrant Certificate on the books of the within-named Company with full power of substitution in the premises.

Dated:	Signature

(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member firm of a U.S. national securities exchange.)

[SCHEDULE A

SCHEDULE OF DECREASES IN WARRANTS

The following decreases in the number of Warrants evidenced by this Global Warrant Certificate have been made:

Date	Amount of decrease in number of Warrants evidenced by this Global Warrant Certificate	Number of Warrants evidenced by this Global Warrant Certificate following such decrease	Signature of authorized signatory][4]

4 Include only on Global Warrant Certificate.